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                                                                    EXHIBIT 99.1





        FOR:             International Speedway Corporation

        APPROVED BY:     Wes Harris
                         Director of Investor Relations
                         (904) 947-6465

        CONTACT:         Betsy Brod/Jonathan Schaffer
                         Media: Merridith Ingram/Heather Fox
                         Morgen-Walke Associates, Inc.
                         (212) 850-5600

FOR IMMEDIATE RELEASE


                  INTERNATIONAL SPEEDWAY CORPORATION COMPLETES
                         MERGER WITH PENSKE MOTORSPORTS

         DAYTONA BEACH, FLORIDA - July 26, 1999 - International Speedway Corporation ("ISC") (Nasdaq/NM: ISCA; OTC Bulletin Board: ISCB), announced today that it has completed its merger with Penske Motorsports, Inc. ("PMI") (Nasdaq/NM: SPWY), first announced on May 10, 1999. Both companies held special meetings of their respective stockholders today who overwhelmingly approved the merger.

         The merger now positions ISC as America's leading provider of motorsports entertainment with 10 major motorsports facilities across the country, including a 90% interest in the Homestead-Miami Speedway. These venues, combined with ISC's other track interests, will host over 100 motorsports events annually.

         William C. France, Chairman and Chief Executive Officer of ISC, commented, "We are delighted to welcome Roger and Greg Penske, Walter Czarnecki, and the entire Penske Motorsports team to ISC. With their involvement, ISC will further the potential of its facilities and related motorsports businesses. In addition, the contribution of PMI's management will be instrumental in developing new tracks in key markets including Kansas City, Chicagoland, New York, and Denver."

- MORE -
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INTERNATIONAL SPEEDWAY COMPLETES MERGER WITH PENSKE MOTORSPORTS
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         Roger Penske, PMI's founder and Chairman, commented, "We bring excellent facilities and excellent people to the ISC organization. As part of ISC, we will benefit from their industry expertise and financial resources as we seek to provide fans with the best in motorsports entertainment. During our second quarter ended June 30, 1999, we held sold-out events at our California and Michigan speedways which produced record results for the company and helped generate revenues and earnings in line with expectations for the second quarter. The momentum established from these successful events will be carried into our new role as part of the ISC organization."

         As of the close of business on July 26, 1999, the common stock of PMI will cease trading. As part of ISC, Roger Penske will serve as Vice Chairman of ISC's Board of Directors, and Penske Corp. will be ISC's second-largest holder. Greg Penske, PMI's President and Chief Executive Officer, will oversee the management of the acquired facilities.

         International Speedway Corporation is a leading promoter of motorsports activities in the United States, currently promoting more than 100 events annually. The Company currently owns and/or operates 10 major motorsports facilities, including Daytona International Speedway in Florida (home of the Daytona 500); Talladega Superspeedway in Alabama; Michigan Speedway in Brooklyn, Michigan; California Speedway in San Bernardino County, California; Homestead-Miami Speedway in Florida; Phoenix International Raceway in Arizona; Darlington Raceway in South Carolina; North Carolina Speedway in Rockingham, North Carolina; Watkins Glen International in New York, and Nazareth Speedway in Pennsylvania. Other track interests include the operation of Tucson (Arizona) Raceway Park and an indirect 37.5% interest in Raceway Associates, LLC, which owns the Route 66 Raceway and is developing a superspeedway in the Chicagoland area. The Company also owns and operates MRN Radio, the nation's largest independent sports radio network; DAYTONA USA, the "Ultimate Motorsports Attraction" in Daytona Beach, Florida, the official attraction of NASCAR; Americrown Service Corporation, a provider of catering services, food and beverage concessions, and merchandise sales; Motorsports International, a producer and marketer of motorsports-related merchandise; and Competition Tire, which distributes and sells Goodyear brand racing tires in the Midwest and Southeast regions of the United States. For more information, visit the Company's website at www.iscmotorsports.com.
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         Statements made in this release that state the Company's or management's beliefs or expectations and which are not historical facts or which apply prospectively are forward-looking statements. It is important to note that the Company's actual results could differ materially from those contained in or implied by such forward looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is contained from time to time in the Company's SEC filings including but not limited to the 10-K and subsequent 10-Q's. Copies of those filings are available from the Company and the SEC.


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